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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2001 relating to the financial statements of Stilwell Financial Inc., which appears in Stilwell Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001 relating to the financial statements of DST Systems, Inc., which appears in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. The financial statements of DST Systems, Inc. for the year ended December 31, 2000 together with our report thereon have been incorporated by reference in Stilwell Financial Inc.'s Annual Report on Form 10-K referred to above.




PricewaterhouseCoopers LLP
Kansas City, Missouri
September 18, 2001